Exhibit 99.1

Contact:	Michael Mitchell The Medicines Company 973-290-6000 investor.relations@themedco.com
FOR IMMEDIATE RELEASE:
THE MEDICINES COMPANY REPORTS FOURTH QUARTER REVENUE RISES
17.2% TO $119.7 MILLION
FULL YEAR EPS IS $1.97 PER SHARE VS YEAR AGO LOSS; REVENUES OF $437.6
MILLION VS YEAR AGO $404.2 MILLION
PARSIPPANY, NJ, February 16, 2011 — The Medicines Company (NASDAQ: MDCO) today announced its financial results for the fourth quarter and full year of 2010.
Financial highlights for the fourth quarter of 2010:
•	Net revenue increased by 17.2% to $119.7 million for the fourth quarter of 2010 from $ 102.1 million in the fourth quarter of 2009.
•	Angiomax U.S. sales increased by 16.3% to $112 million in the fourth quarter of 2010 compared to $96.3 million in the fourth quarter of 2009.

•	Angiomax/Angiox international net revenue in the fourth quarter of 2010 increased by 48% to $7.7 million compared with $5.2 million in the fourth quarter of 2009.
•	Net income for the fourth quarter of 2010 was $58.6 million, or $1.09 per share, compared with a net loss of ($73.5) million, or ($1.40) per share, for the fourth quarter of 2009.
•	Net income impacted by the company’s decision to reinstate a portion of its deferred tax asset in the amount of $44 million.

•	Non-GAAP net income for the fourth quarter of 2010 was $16.0 million, or $0.30 per share, compared to non-GAAP net loss of ($25.6 million), or ($0.49) per share for 2009. Non-GAAP net income excludes costs associated with the Targanta acquisition, stock-based compensation expense and non-cash income taxes.
Financial highlights for the full year of 2010:
•	Net revenue increased by 8.3% to $437.6 million for 2010 from $404.2 million in 2009.
•	Angiomax U.S. sales increased by 7.7% to $412.3 million in 2010 compared with $382.9 million in 2009.

•	Angiomax/Angiox international net revenue in 2010 increased by 34.4% with $24.6 million compared with $18.3 million in 2009.
•	Net income for 2010 was $104.6 million, or $1.97 per share, compared with a net loss of ($76.2) million, or ($1.46) per share, for 2009.
•	Net income impacted by the company’s decision to reinstate a portion of its deferred tax asset in the amount of $44 million.

•	Non-GAAP net income for 2010 was $69.7 million, or $1.31 per share, compared to non-GAAP net loss of ($4.8 million), or ($0.09) per share, for 2009. Non-GAAP net income excludes costs associated with the Targanta acquisition, stock-based compensation expense and non-cash income taxes.
Clive Meanwell, Chairman and Chief Executive Officer, stated, “This past quarter and past year

The Medicines Company	8 Sylvan Way Parsippany, New Jersey 07054	Tel: (973)290-6000 Fax: (973)656-9898

our main products, Angiomax and Angiox, grew briskly through relentless innovation with our hospital customers. We believe our late-stage pipeline products progressed through perhaps the most efficient and intelligent R&D efforts in this industry. And throughout it all we created — and continue to create — enormous operating leverage to meet our global ambitions.”
The following table provides reconciliations between GAAP and non-GAAP net (loss) income for the full year (FY) and fourth quarter (Q4) of 2010 and 2009. Non-GAAP net income excludes the transaction charges related to the Targanta acquisition, stock-based compensation expense and non-cash income taxes:

				Non-cash
			FAS 123R	(Benefit)
	Reported	Targanta	Stock-Based	Provision for	Non-GAAP
	GAAP Net	Acquisition	Compensation	Income	Net Income
(in millions)	Income	Costs	Expense	Taxes	(1)

FY 2010	$104.6	$—	$8.3	$(43.3)	$69.7

FY 2009	$(76.2)	$4.3	$19.4	$47.7	$(4.8)

Q4 2010	$58.6	$—	$1.5	$(44.0)	$16.0

Q4 2009	$(73.5)	$—	$4.1	$43.8	$(25.6)
Note: Amounts may not sum due to rounding.
(1) Excluding the Targanta acquisition costs, stock-based compensation expense and the non-cash provision (benefit) for income taxes.
Reconciliations between GAAP and non-GAAP fully diluted (loss) earnings per share (EPS) for the FY and Q4 of 2010and 2009 are provided in the following table:

				Non-cash
			FAS 123R	(Benefit)
		Targanta	Stock-Based	Provision
	Reported	Acquisition	Compensation	for Income	Non-GAAP
(per share)	GAAP EPS	Costs	Expense	Taxes	EPS (1)

FY 2010	$1.97	$—	$0.16	$(0.81)	$1.31

FY 2009	$(1.46)	$0.08	$0.37	$0.91	$(0.09)

Q4 2010	$1.09	$—	$0.03	$(0.82)	$0.30

Q4 2009	$(1.40)	$—	$0.08	$0.84	$(0.49)
Note: Amounts may not sum due to rounding.

The Medicines Company	8 Sylvan Way Parsippany, New Jersey 07054	Tel: (973)290-6000 Fax: (973)656-9898

(1) Excluding the Targanta acquisition costs, stock-based compensation expense and the non-cash provision for income taxes.
The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company’s core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to transaction charges associated with the Targanta acquisition, stock-based compensation expense and non-cash income taxes. Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may also be found in the attached financial tables.
There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss full year and fourth quarter 2010 financial results and operational developments. The conference call will be available via phone and webcast. The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com.
The dial in information is listed below:

Domestic Dial In:	800.561.2601
International Dial In:	617.614.3518
Passcode for both dial in numbers:	37185392
Replay is available from 11:30 a.m. Eastern Time following the conference call through March 2, 2011. To hear a replay of the call dial 888-286-8010 (domestic) and 617-801-6888 (international). Passcode for both dial in numbers is 41479697.
About The Medicines Company
The Medicines Company (NASDAQ: MDCO) provides medical solutions to improve health outcomes for patients in acute and intensive care hospitals worldwide. These solutions comprise medicines and knowledge that directly impact the survival and well being of critically ill patients. The Medicines Company’s website is www.themedicinescompany.com.
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions, including the Company’s preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.

The Medicines Company	8 Sylvan Way Parsippany, New Jersey 07054	Tel: (973)290-6000 Fax: (973)656-9898

Important factors that may cause or contribute to such differences include the Company’s ability to develop its global operations and penetrate foreign markets, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, whether the Company is able to obtain or maintain patent protection for the intellectual property relating to the Company’s products; and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on November 9, 2010, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company	8 Sylvan Way Parsippany, New Jersey 07054	Tel: (973)290-6000 Fax: (973)656-9898

The Medicines Company
Condensed Consolidated Statements of Operations
(unaudited)

(in thousands, except per share data)	Three months ended December 31,
	2010	2009

Net revenue	$119,679	$102,060

Operating expenses:
Cost of revenue	35,394	31,190
Research and development	31,113	48,925
Selling, general and administrative	37,372	46,969

Total operating expenses	103,879	127,084

Income (loss) from operations	15,800	(25,024)

Other loss	(322)	(4,873)

Income (loss) before income taxes	15,478	(29,897)
Benefit (provision) for income taxes	43,094	(43,597)

Net income (loss)	$58,572	$(73,494)

Basic earnings (loss) per common share	$1.10	$(1.40)

Shares used in computing basic earnings (loss) per common share	53,041	52,395

Diluted earnings (loss) per common share	$1.09	$(1.40)

Shares used in computing diluted earnings (loss) per common share	53,714	52,395

The Medicines Company	8 Sylvan Way Parsippany, New Jersey 07054	Tel: (973)290-6000 Fax: (973)656-9898

The Medicines Company
Condensed Consolidated Statements of Operations
(unaudited)

(in thousands, except per share data)	Year Ended December 31,
	2010	2009

Net revenue	$437,645	$404,241
Operating expenses:
Cost of revenue	129,299	118,148
Research and development	85,241	117,610
Selling, general and administrative	158,690	193,832

Total operating expenses	373,230	429,590

Income (loss) from operations	64,415	(25,349)

Other loss	(267)	(2,818)

Income (loss) before income taxes	64,148	(28,167)
Benefit (provision) for income taxes	40,487	(48,062)

Net income (loss)	$104,635	$(76,229)

Basic earnings (loss) per common share	$1.98	$(1.46)

Shares used in computing basic earnings (loss) per common share	52,842	52,269

Diluted earnings (loss) per common share	$1.97	$(1.46)

Shares used in computing diluted earnings (loss) per common share	53,184	52,269

The Medicines Company	8 Sylvan Way Parsippany, New Jersey 07054	Tel: (973)290-6000 Fax: (973)656-9898

The Medicines Company
Condensed Consolidated Balance Sheets
(unaudited)

	December 31,	December 31,
(in thousands)	2010	2009

ASSETS
Cash, cash equivalents and available for sales securities	$246,644	$176,191
Accrued interest receivable	1,279	922
Accounts receivable, net	46,551	29,789
Inventory	25,343	25,836
Prepaid expenses and other current assets	4,804	9,984

Total current assets	324,621	242,722

Fixed assets, net	20,662	25,072
Intangible assets, net	82,925	84,678
Restricted cash	5,777	7,049
Deferred tax assets	25,197	—

Goodwill	14,671	14,934
Other assets	270	321

Total assets	$474,124	$374,776

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$85,370	$86,619
Contingent purchase price	25,387	23,667
Deferred tax liability	—	18,395
Other long term liabilities	5,769	5,706
Stockholders’ equity	357,598	240,389

Total liabilities and stockholders’ equity	$474,124	$374,776

The Medicines Company	8 Sylvan Way Parsippany, New Jersey 07054	Tel: (973)290-6000 Fax: (973)656-9898

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2010
		Targanta				Non-cash		Non-GAAP (5)
	GAAP(1)	Acquisition		SFAS 123R		Tax Provision		As Adjusted
Net revenue	$119,679	$—		$—		$—		$119,679

Operating expenses:

Cost of revenue	35,394	—		(33	) (3)	—		35,361
Research and development	31,113			(231	) (3)	—		30,882
Selling, general and administrative	37,372	—	(2)	(1,217	) (3)	—		36,155

Total operating expenses	103,879	—		(1,481)		—		102,398

Income from operations	15,800	—		1,481		—		17,281

Other loss	(322)	—		—		—		(322)

Income before income taxes	15,478	—		1,481		—		16,959
Benefit (provision) for income taxes	43,094	—	(2)	—		(44,010	) (4)	(916)

Net income	58,572	—		1,481		(44,010)		16,043

Basic earnings per common share	$1.10	$—		$0.03		$(0.83)		$0.30

Shares used in computing basic earnings per common share	53,041	53,041		53,041		53,041		53,041

Diluted earnings per common share	$1.09	$—		$0.03		$(0.82)		$0.30

Shares used in computing diluted earnings per common share	53,714	53,714		53,714		53,714		53,714

(1) GAAP Results
(2) Targanta Acquisition
(3) Non-cash stock compensation expense
(4) Non-cash income taxes
(5) Non-GAAP Results

The Medicines Company	8 Sylvan Way Parsippany, New Jersey 07054	Tel: (973)290-6000 Fax: (973)656-9898

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,
	2010
	GAAP (1)	Targanta				Non-cash		Non-GAAP (5)
	As Reported	Acquisition		SFAS 123R		Tax Provision		As Adjusted
Net revenue	$437,645	$—		$—		$—		$437,645
Costs and expenses:
Cost of revenue	129,299	—		(250	) (3)	—		129,049
Research and development	85,241			(1,801	) (3)	—		83,440
Selling, general and administrative	158,690	—	(2)	(6,285	) (3)	—		152,405

Total operating expenses	373,230	—		(8,336)		—		364,894
Income from operations	64,415	—		8,336		—		72,751
Other loss	(267)	—		—		—		(267)

Income before income taxes	64,148	—		8,336		—		72,484
Benefit (provision) for income taxes	40,487		(2)	—		(43,300	) (4)	(2,813)

Net income	104,635	—		8,336		(43,300)		69,671
Basic earnings per common share	$1.98	$—		$0.16		$(0.82)		$1.32

Shares used in computing basic	52,842	52,842		52,842		52,842		52,842
earnings per common share

Diluted earnings per common share	$1.97	$—		$0.16		$(0.81)		$1.31

Shares used in computing diluted	53,184	53,184		53,184		53,184		53,184
earnings per common share

(1) GAAP Results
(2) Targanta Acquisition
(3) Non-cash stock compensation expense
(4) Non-cash income taxes
(5) Non-GAAP Results

The Medicines Company	8 Sylvan Way Parsippany, New Jersey 07054	Tel: (973)290-6000 Fax: (973)656-9898